For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Jennifer Tio
Maximum Marketing Services, Inc.
(312) 226-4111 x2449
Jennifer.tio@maxmarketing.com

Standard Motor Products, Inc. Announces
Fourth Quarter 2010 Results

New York, NY, March 3, 2011......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and for the year ended December 31, 2010.

Consolidated net sales for the fourth quarter of 2010 were $173 million, compared to consolidated net sales of $160.1 million during the comparable quarter in 2009.  Earnings from continuing operations for the fourth quarter of 2010 were $2.7 million or 12 cents per diluted share, compared to a loss of $5.2 million or 25 cents per diluted share in the fourth quarter of 2009. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and Non-GAAP measures, earnings from continuing operations for the fourth quarter of 2010 were $2.6 million or 11 cents, compared to $398 thousand or 2 cents per diluted share in the fourth quarter of 2009.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Consolidated net sales for 2010 were $810.9 million, compared to consolidated net sales of $735.4 million in 2009.  Earnings from continuing operations for 2010 were $24.7 million or $1.09 per diluted share, compared to $5.9 million or 31 cents per diluted share in 2009.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and Non-GAAP measures, earnings from continuing operations for 2010 and 2009 were $24.2 million or $1.07 per diluted share and $13.5 million or 70 cents per diluted share, respectively.

Commenting on the results, Mr. Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “We are pleased to see that our strong results continued through the fourth quarter. We achieved a sales increase of roughly 8% for the quarter and 10% for the year. Adjusting for the sale of our European distribution business, in November 2009, the sales increases were 11.9% for the quarter and 14.4% for the year.

“As has been well documented, the entire aftermarket has experienced solid growth, aided by an ageing car population and the closing of car dealerships. We also benefited from a hot summer for our Temperature Control business, and growth in the wire business acquired from Federal Mogul.

“Our earnings grew at an even faster rate, with Non-GAAP earnings per share from continuing operations going from 70 cents to $1.07, as a result of the sales increase, plus the benefits of a multi-year effort in cost reduction. A major component of the improvement was a year over year increase in gross margin from 24.1% to 25.6%.

“From a cash flow perspective, we reduced debt by $10 million, from $76 million to $66 million, despite a rise in inventories to support the sales growth. In January we announced an increase in our quarterly dividend, from 5 cents to 7 cents per share.

“In all, we are pleased with 2010 and look forward to 2011.”

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Thursday, March 3, 2011.  The dial in number is 800-895-0231 (domestic) or 785-424-1054 (international). The playback number is 800-283-8520 (domestic) or 402-220-0870 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

###

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
NET SALES	$172,971	$160,127	$810,910	$735,424

COST OF SALES	127,586	120,005	603,304	558,200

GROSS PROFIT	45,385	40,122	207,606	177,224

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	38,974	37,035	159,433	146,642
RESTRUCTURING AND INTEGRATION EXPENSES	72	1,709	3,502	7,386
OTHER INCOME (EXPENSE), NET	170	(6,413)	2,122	(5,565)

OPERATING INCOME (LOSS)	6,509	(5,035)	46,793	17,631

OTHER NON-OPERATING INCOME (EXPENSE), NET	(55)	122	425	3,584

INTEREST EXPENSE	1,417	1,990	7,127	9,215

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	5,037	(6,903)	40,091	12,000

PROVISION FOR (BENEFIT FROM) INCOME TAXES	2,362	(1,660)	15,391	6,094

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	2,675	(5,243)	24,700	5,906

DISCONTINUED OPERATION, NET OF INCOME TAXES	(431)	(202)	(2,740)	(2,423)

NET EARNINGS (LOSS)	$2,244	$(5,445)	$21,960	$3,483

NET EARNINGS (LOSS) PER COMMON SHARE:

BASIC EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$0.12	$(0.25)	$1.10	$0.31
DISCONTINUED OPERATION	(0.02)	(0.01)	(0.13)	(0.13)
NET EARNINGS (LOSS) PER COMMON SHARE - BASIC	$0.10	$(0.26)	$0.97	$0.18

DILUTED EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$0.12	$(0.25)	$1.09	$0.31
DISCONTINUED OPERATION	(0.02)	(0.01)	(0.12)	(0.13)
NET EARNINGS (LOSS) PER COMMON SHARE - DILUTED	$0.10	$(0.26)	$0.97	$0.18

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,642,171	21,034,701	22,556,858	19,340,672
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	22,741,686	21,109,573	22,634,062	19,388,771

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31,		December 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
EARNINGS (LOSS) FROM CONTINUING OPERATIONS
GAAP EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$2,675	$(5,243)	24,700	5,906

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	43	1,026	2,101	4,897
LOSS FROM EUROPE DIVESTITURE (NET OF TAX)	-	4,772	47	4,772
GAIN FROM SALE OF PREFERRED STOCK INVESTMENT (NET OF TAX)	-	-	-	(1,402)
REVERSAL OF LT TAX LIABILITY	-	-	(1,084)	-
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(157)	(157)	(1,588)	(629)
GAIN FROM DEBENTURE REPURCHASE (NET OF TAX)	-	-	-	(24)
NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$2,561	$398	$24,176	$13,520

DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS
GAAP DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS	0.12	$(0.25)	1.09	$0.31
RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	-	0.05	0.09	0.25
LOSS FROM EUROPE DIVESTITURE (NET OF TAX)	-	0.23	-	0.24
GAIN FROM SALE OF PREFERRED STOCK INVESTMENT (NET OF TAX)	-	-	-	(0.07)
REVERSAL OF LT TAX LIABILITY	-	-	(0.04)	-
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(0.01)	(0.01)	(0.07)	(0.03)
GAIN FROM DEBENTURE REPURCHASE (NET OF TAX)	-	-	-	-

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	0.11	$0.02	1.07	$0.70

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS  AND DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS, WHICH ARE NON-GAAP MEASUREMENTS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2010	2009
	(Unaudited)

ASSETS

CASH	$12,135	$10,618

ACCOUNTS RECEIVABLE, GROSS	111,765	131,785
ALLOWANCES FOR DISCOUNTS AND DOUBTFUL ACCOUNTS	6,779	6,962
ACCOUNTS RECEIVABLE, NET	104,986	124,823

INVENTORIES	241,158	199,752
ASSETS HELD FOR SALE	216	1,405
OTHER CURRENT ASSETS	26,211	27,616

TOTAL CURRENT ASSETS	384,706	364,214

PROPERTY, PLANT AND EQUIPMENT, NET	60,666	61,478
GOODWILL AND OTHER INTANGIBLES, NET	12,487	13,805
OTHER ASSETS	34,942	44,962

TOTAL ASSETS	$492,801	$484,459

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$52,887	$58,430
CURRENT PORTION OF LONG TERM DEBT	12,402	67
ACCOUNTS PAYABLE	49,919	54,381
ACCRUED CUSTOMER RETURNS	23,207	20,442
OTHER CURRENT LIABILITIES	76,416	71,303

TOTAL CURRENT LIABILITIES	214,831	204,623

LONG-TERM DEBT	307	12,569
DEBT TO RELATED PARTIES	-	5,339
ACCRUED ASBESTOS LIABILITIES	24,792	24,874
OTHER LIABILITIES	42,988	43,176

TOTAL LIABILITIES	282,918	290,581

TOTAL STOCKHOLDERS' EQUITY	209,883	193,878

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$492,801	$484,459

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Profit

(In thousands)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
	DECEMBER 31,				DECEMBER 31,
	2010		2009		2010		2009
	(unaudited)				(unaudited)
Revenues
Engine Management	$133,844		$122,165		$577,333		$506,435
Temperature Control	36,372		31,303		222,086		196,729
Europe	-		5,487		-		26,746
All Other	2,755		1,172		11,491		5,514
	$172,971		$160,127		$810,910		$735,424

Gross Margin
Engine Management	$33,683	25.2%	$28,466	23.3%	$144,090	25.0%	$122,838	24.3%
Temperature Control	8,176	22.5%	7,912	25.3%	51,293	23.1%	38,677	19.7%
Europe	-		1,496	27.3%	-		6,997	26.2%
All Other	3,526		2,248		12,223		8,712
	$45,385	26.2%	$40,122	25.1%	$207,606	25.6%	$177,224	24.1%

Selling, General & Administrative
Engine Management	$24,808	18.5%	$23,817	19.3%	$99,713	17.3%	$90,543	17.8%
Temperature Control	7,916	21.8%	6,976	22.3%	36,625	16.5%	31,014	15.8%
Europe	-		1,121	20.4%	-		6,187	23.1%
All Other	6,250		5,121		23,095		18,898
	$38,974	22.5%	$37,035	23.1%	$159,433	19.7%	$146,642	19.9%

Operating Profit
Engine Management	$8,875	6.6%	$4,649	3.8%	$44,377	7.7%	$32,295	6.4%
Temperature Control	260	0.7%	936	3.0%	14,668	6.6%	7,663	3.9%
Europe	-		375	6.8%	-		810	3.0%
All Other	(2,724)		(2,873)		(10,872)		(10,186)
	6,411	3.7%	3,087	1.9%	48,173	5.9%	30,582	4.2%

Restructuring & Integration	(72)	0.0%	(1,709)	-1.1%	(3,502)	-0.4%	(7,386)	-1.0%
Other Income (Expense), Net	170	0.1%	(6,413)	-4.0%	2,122	0.3%	(5,565)	-0.8%
	$6,509	3.8%	$(5,035)	-3.1%	$46,793	5.8%	$17,631	2.4%